UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OSI Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12525 Chadron Avenue

Hawthorne, California 90250

October 12, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of OSI Systems, Inc., which will be held at 10:00 a.m., local time, on November 30, 2010, at the Company’s principal offices at 12525 Chadron Avenue, Hawthorne, California. All holders of OSI Systems, Inc. common stock as of the close of business on October 3, 2010 are entitled to vote at the Annual Meeting.

We have enclosed herewith a Notice of Annual Meeting of Stockholders, a Proxy Statement and a Proxy Card. Each describes the actions expected to be taken at the Annual Meeting. The Proxy Statement describes the items in detail and also provides information about our Board of Directors and named executive officers. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, which I encourage you to read. It includes our audited, consolidated financial statements and information about our operations, markets and products.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.

You may vote by Internet, telephone or by sending in your Proxy Card. In addition, you may also choose to vote in person at the Annual Meeting.

Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze
Secretary

12525 Chadron Avenue

Hawthorne, California 90250

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	10:00 a.m., local time, on Tuesday, November 30, 2010

Location:	The Company’s principal offices, 12525 Chadron Avenue, Hawthorne, California, 90250

Proposals:	1.To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified;

2.To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011;

3.To approve an amendment and restatement of the 2006 Equity Participation Plan of OSI Systems, Inc., to increase the number of shares authorized for issuance under the plan by 1,350,000 shares and to increase the limit on the number of shares that may be granted as restricted stock by 675,000 shares; and

4.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Record Date:	The Board of Directors has fixed the close of business on October 3, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

Voting:	Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. You may vote by signing and returning the enclosed Proxy Card, via the Internet, by telephone or by written ballot at the Annual Meeting, as more fully described in the Proxy Statement. Any of these methods will ensure representation of your shares at the Annual Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 30, 2010: This Proxy Notice, the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2010, are available http://www.proxyvote.com.

OSI SYSTEMS, INC.

12525 Chadron Avenue

Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the “Company”) for use at its Annual Meeting of Stockholders (“Annual Meeting”), to be held at 10:00 a.m., local time on November 30, 2010, at the Company’s principal offices at 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.

The Company is making its proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and its most recent Annual Report on Form 10-K (“Proxy Materials”), available to its stockholders via the Internet, although those stockholders who have previously requested to receive printed copies instead will receive their Proxy Materials in the mail.

Stockholders of record as of the close of business on October 3, 2010, will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions about how to access the Proxy Materials and vote via the Internet without attending the Annual Meeting. If you receive a Notice of Internet Availability of Proxy Materials, but would instead prefer to receive a printed copy of the Proxy Materials rather than downloading them from the Internet, you may do so by following the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

If you are a stockholder that receives a printed copy of the Proxy Materials by mail, you may view the Proxy Materials on the Internet at http://www.proxyvote.com. However, in order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed (postage pre-paid return envelope also enclosed) or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card that you receive for instructions.

When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy as more fully described on your Proxy Card. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

At the close of business on October 3, 2010, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 18,653,913 shares of common stock, $0.001 par value (“Common Stock”). A majority of the shares outstanding on the record date, present in person at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted “FOR ALL,” “FOR,” “WITHHOLD FOR ALL,” “AGAINST” or “ABSTAIN” (as applicable) for a proposal are treated as being present at the Annual Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting.

A Proxy Card, when properly submitted via the Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting of Stockholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the Company’s management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Proposal One.    Directors are elected by a plurality and the nominees who receive the most votes will be elected. Proposal One is considered a “non routine” matter under NASDAQ Stock Market (“NASDAQ”) rules and, accordingly, brokerage firms and nominees do not have the authority to vote their clients’ unvoted shares on Proposal One or to vote their clients’ shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will decrease the number of votes cast in director elections.

Proposal Two.    To be approved, the ratification of Moss Adams LLP, as the Company’s independent registered accounting firm must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Proposal Two is considered a “routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their clients’ unvoted shares on Proposal Two as well as to vote their clients’ shares where the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal Two.

Proposal Three.    To be approved, the proposal to ratify the Amended and Restated 2006 Equity Participation Plan of OSI Systems, Inc. must receive the affirmative vote of the majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Proposal Three is considered a “non routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees do not have the authority to vote their clients’ unvoted shares on Proposal Three or to vote the clients’ shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against Proposal Three.

It is anticipated that the Notice of Internet Availability of Proxy Materials and the Proxy Materials will be mailed on or about October 18, 2010. All stockholders entitled to vote at the Annual Meeting will receive either the Notice of Internet Availability of Proxy Materials or a printed copy of the Proxy Materials. The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, posting on the Internet and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore.

The matters to be considered and acted upon at the Annual Meeting are more fully discussed below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 30, 2010: The Proxy Notice, this Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2010, are available at http://www.proxyvote.com.

ELECTION OF DIRECTORS

(Proposal No. 1 of the Proxy Card)

Nominees

The Board of Directors consists of six members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s next annual meeting of stockholders, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	59	Chairman of the Board of Directors, Chief Executive Officer and President	1987
Ajay Mehra	48	Director, Executive Vice President, and President of Security division	1996
Steven C. Good(1)(2)(3)(4)	68	Director	1987
Meyer Luskin(1)(2)(3)(4)	85	Director	1990
David T. Feinberg(3)	48	Director	2010
William F. Ballhaus(1)	65	Director	2010

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Governance Committee
(4)	Member of Executive Committee

Business Experience

Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst. Mr. Chopra was selected to serve as a director because of his expertise in the field of electrical engineering as well as his long-standing experience managing the Company.

Ajay Mehra has served as a Director since March 1996. Mr. Mehra is Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University. Mr. Mehra was selected to serve as a director because his financial management experience and experience managing the Company’s Security division.

Steven C. Good has served as a Director of the Company since September 1987. He is a consultant for the accounting firm of JH Cohn LLP. Mr. Good founded the accounting firm of Good, Swartz, Brown & Berns in 1976, and has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc., each of which is listed on the New York Stock Exchange. He also formerly served as a Director of California Pizza Kitchen, Inc. from 2005 to 2008, Youbet.com from 2006 to 2008, and the Walking Company Holdings, Inc. from 1997 to 2009. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business. Mr. Good was selected to serve as a director because of his audit, finance and accounting expertise.

Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. Mr. Luskin currently also serves as a Director of Myricom, Inc., a computer and network infrastructure company, and as a Director of the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopedic Hospital. Mr. Luskin also serves as a trustee of the Orthopedic Hospital. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University. Mr. Luskin was selected to serve as a director because of his long-standing experience managing complex business operations.

David T. Feinberg has served as a Director of the Company since March 2010. Dr. Feinberg has served as the chief executive officer of the UCLA Hospital System and associate vice chancellor since July 2007. Prior to assuming this position, Dr. Feinberg was the medical director of the Resnick Neuropsychiatric Hospital (NPH) at UCLA. Dr. Feinberg is board certified in the specialties of child and adolescent psychiatry, adult psychiatry and addiction psychiatry. He is a professor of clinical psychiatry in the David Geffen School of Medicine at UCLA. Dr. Feinberg graduated cum laude in economics from the University of California, Berkeley in 1984, and graduated with distinction from the University of Health Sciences/The Chicago Medical School in 1989. He earned his master of business administration from Pepperdine University In 2002. Dr. Feinberg was selected to serve as a director because of his knowledge of the healthcare industry and his experience managing a large, internationally-renown hospital system.

William F. Ballhaus, Jr. has served as a Director of the Company since May 2010. From 2000 to 2007, Dr. Ballhaus, now retired, served as President and then as Chief Executive Officer of Aerospace Corporation, a nonprofit organization dedicated to the application of science and technology to the solution of critical issues in the nation’s space program. Between 1990 and 2000, Dr. Ballhaus’ career included positions within the aerospace industry, including Corporate Vice President, Engineering and Technology for Lockheed Martin Corporation and President, Aero and Naval Systems and President, Civil Space & Communications, both for Martin Marietta. Between 1971 and 1989, Dr. Ballhaus worked for the National Aeronautics and Space

Administration (NASA), including as Director of its Ames Research Center. Dr. Ballhaus, who has published more than 40 papers on computational aerodynamics, obtained a Ph.D. in Engineering in 1971 and a BS and MS in Mechanical Engineering in 1967 and 1968, both from the University of California at Berkeley. Dr. Ballhaus was selected to serve as a director because of his experience in managing providers of technology and technical services to government agencies.

Retirement and Resignation from the Board of Directors

Chand R. Viswanathan, who had served as a director of the Company since 2001, retired from his position on March 5, 2010.

Leslie E. Bider, who had served as a director of the Company since 2006, resigned his position and the committees on which he served on May 5, 2010, in order to devote more time to his duties as chief executive officer of a private health advisory firm. At the time of his resignation, Mr. Bider was a member of the Nominating and Governance Committee and the Audit Committee.

Relationships Among Directors or Executive Officers

There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers of the Company (for a list of Named Executive Officers, See “Compensation of Executive Officers and Directors – Summary Compensation Table”).

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political and other risks. Risks are reported to the Board of Directors through the Company’s executive officers, who are responsible for the identification, assessment and management of the Company’s risks. The Board of Directors regularly discusses the risks reported by the Company’s executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

The Board of Directors is structured, in part, to optimize its risk oversight capabilities, including by combining the positions of Chief Executive Officer and Chairman and delegating certain risk oversight functions to its committees. The Company believes that currently combining the positions of Chief Executive Officer and Chairman serves as an effective link between management’s role of identifying, assessing and managing risks and the Board of Directors’ role of risk oversight. Mr. Chopra possesses in-depth knowledge of the issues, opportunities and challenges the Company faces, and is thus well positioned to develop agendas and highlight issues that ensure that the Board of Directors’ time and attention are focused on the most critical matters. In addition, the Board of Directors has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and other companies with which it does business. Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company’s best interests and the best interests of its stockholders.

To efficiently oversee the Company’s risks, the committees of the Board of Directors are delegated oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting. The Nominating and Governance Committee oversees risks related to the effectiveness of the Board of Directors. The Compensation Committee oversees risks related to the Company’s executive compensation policies and practices. The Executive Committee oversees risks related to the Company’s strategic transactions. The Company does not have a lead independent director.

Board of Directors Meetings and Committees of the Board of Directors

There were six meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on four additional occasions during the fiscal year ended June 30, 2010. The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee and Nominating and Governance Committee. The members of each committee are appointed by the majority vote of the Board of Directors. All persons serving as a director during the full fiscal year ended June 30, 2010, attended more than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served. All persons serving as a director during less than the full fiscal year, attended more than 75% of the aggregate number of meetings that occurred during their tenure.

The Board of Directors has determined that each of the directors, except Mr. Chopra and Mr. Mehra, is independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and NASDAQ director independence standards (“Listing Standards”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” within the meaning of the rules and regulations of the SEC and the NASDAQ Listing Standards, as currently in effect.

Audit Committee

The Company has a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices. All members of the Audit Committee are independent, as independence for audit committee members is defined in the listing standards applicable to the Company.

The Audit Committee currently consists of Messrs. Good, Luskin and Ballhaus. The Board of Directors has determined that, based upon his work experience, Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

There were four meetings of the Audit Committee during the fiscal year ended June 30, 2010. See Report of Audit Committee. The charter of the Audit Committee is available under the Investor Relations section of our website – http://www.osi-systems.com.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee currently consists of Messrs. Luskin and Good. There were three meetings of the Compensation Committee during the fiscal year ended June 30, 2010. See Compensation Committee Report.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of Messrs. Good, Luskin and Feinberg. There were two meetings of the Nominating and Governance Committee during the fiscal year ended June 30, 2010.

The Nominating and Governance Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate’s ability to serve on the Board of Directors.

The Nominating and Governance Committee has sought to identify director nominees that have diverse professional and educational backgrounds that are believed to complement the skills offered by existing Board of Directors members.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter of the Nominating and Governance Committee is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Executive Committee

The Executive Committee convenes for the purpose of advising and consulting with the Company’s management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of Messrs. Good and Luskin. There were six meetings of the Executive Committee during the fiscal year ended June 30, 2010.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Director Nomination Process

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company’s Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

•	The name and contact information for the candidate;

•	A statement of the candidate’s occupation and background, including education and business experience;

•	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•	A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Stockholders must also comply with all requirements of the Company’s Bylaws, a copy of which is available from our Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

There are no stockholder nominations for election to our Board to be voted on at this year’s Annual Meeting. All of this year’s nominees for director are all currently directors of the Company. Stockholders wishing to submit nominations for next year’s annual meeting of stockholders must notify the Company of their intent to do so on or before the date on which nominations must be received by the Company in accordance with its Bylaws and the rules and regulations of the SEC. For details see “Stockholder Proposals.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of two non-employee directors, Messrs. Luskin and Good. No executive officer of the Company has served during the fiscal year ended June 30, 2010 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2010, no member of the Company’s Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

The Board of Directors unanimously recommends that you vote FOR the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus, Jr. as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present in person at the Annual Meeting or represented by proxy, and entitled to vote on the subject matter of the proposal.

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2 of the Proxy Card)

The Audit Committee of the Board of Directors has selected Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accountants for the year ending June 30, 2011, and has further directed that management submit the selection of independent registered public accountants for ratification by the Company’s stockholders at the Annual Meeting. Moss Adams has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

In the event that the Company’s stockholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of Moss Adams are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of Moss Adams as the Company’s independent registered public accountants for the fiscal year ending June 30, 2011. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

RATIFICATION OF AMENDMENT TO 2006 EQUITY PARTICIPATION PLAN

(Proposal No. 3 of the Proxy Card)

The Company is asking stockholders to approve an amendment to the Company’s 2006 Amended and Restated Equity Participation Plan (the “2006 Plan”) to increase the number of shares authorized for issuance under the 2006 Plan by 1,350,000 shares and to increase the limit on the number of shares (out of these 1,350,000 shares) that may be granted as restricted stock by 675,000 shares. The Board of Directors approved this amendment in September 2010, subject to stockholder approval.

The Board of Directors believes that the increase in the number of shares authorized for issuance under the 2006 Plan and the increase in the number of shares that may be granted as restricted stock are in the best interests of the Company in light of the growth of the Company and the continuing need to provide equity-based incentives to attract and retain the most qualified personnel. In addition, awards under the 2006 Plan provide employees an opportunity to acquire or increase their ownership stake in the Company, and the Board of Directors believes this aligns their interests with those of the Company’s stockholders, creating strong incentives for employees to work hard for the Company’s future growth and success.

Plan History

The 2006 Plan was originally named the “1997 Stock Option Plan” and has been in place since 1997. The 2006 Plan was amended and restated in 2006 to add the authority to grant restricted stock under the plan, to change the name of the plan to the “2006 Amended and Restated Equity Participation Plan,” and to extend the term of the plan to September 16, 2016. The 2006 Plan was also previously amended and restated in 2007 to increase the number of shares authorized for issuance under the plan by 2,000,000 shares, to limit the number of shares of restricted stock available for issuance under the plan to 1,000,000 shares, and to raise from 85% of market value to 100% of market value, the lowest exercise price at which stock options may be granted under the plan.

Summary of Material Changes to the 2006 Amended and Restated Equity Participation Plan

Increase in the Number of Authorized Shares.    The 2006 Plan currently authorizes the issuance of an aggregate of 5,350,000 shares of the Company’s Common Stock. As of September 2, 2010, an aggregate of 2,843,946 of these shares had been issued (exclusive of outstanding awards), an aggregate of 2,248,561 shares were subject to outstanding awards and an aggregate of 257,493 shares were available for future awards under the 2006 Plan. Of the 2,248,561 shares subject to outstanding awards, an aggregate of 1,599,253 shares were subject to outstanding options with a weighted average exercise price of $17.84 and a weighted average term of 4.9 years, and an aggregate of 649,308 shares were subject to unvested restricted stock awards. Of the 257,493 shares available for future awards, an aggregate of 149,246 shares were available to be issued as restricted stock awards. The 2006 Plan is the Company’s only equity compensation plan and all the outstanding awards are outstanding under the 2006 Plan.

The proposed amendment increases the total aggregate number of shares available for issuance under the 2006 Plan by 1,350,000 shares from 5,350,000 to 6,700,000 shares of Common Stock. The number and kind of shares available under the 2006 Plan are subject to adjustment for stock dividends, stock splits and in certain other situations, as further described in the 2006 Plan. The proposed increase in the number of shares authorized under the 2006 Plan would represent approximately 7.33% of the issued and outstanding shares of Common Stock of the Company as of September 2, 2010.

Increase in the Limit on Authorized Shares that May be Granted as Restricted Stock.    The 2006 Plan currently limits the number of shares of Common Stock that may be granted as restricted stock under the plan to 1,000,000 shares. The proposed amendment would increase the limit on the number shares available for grant under the 2006 Plan as restricted stock by 675,000 shares from 1,000,000 shares to 1,675,000 shares of Common Stock.

If Proposal No. 3 is approved by the Company’s stockholders, then a total of 1,607,493 shares would be available for future awards under the 2006 Plan and out of those 1,607,493 shares up to 824,246 shares would be available for future awards as restricted stock.

Summary of 2006 Amended and Restated Equity Participation Plan

The proposed amendment described above would be effectuated by amending and restating the 2006 Plan in the form set forth in this Proxy Statement as Appendix A. The following is a summary of the principal provisions of the 2006 Plan, as proposed for approval. This summary is not a complete description of all of the provisions of the 2006 Plan. It is qualified in its entirety by reference to the full text of the 2006 Plan.

Eligibility.    Employees (including officers), consultants, or non-employee directors of the Company and its subsidiaries are eligible to participate in the 2006 Plan. As of September 2, 2010, there were approximately 3,190 employees and consultants, including five named executive officers and four non-employee directors eligible to receive awards under the 2006 Plan.

Types of Awards.    Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options) and restricted stock awards (each individually, an “award”).

Shares Authorized for Issuance.    If Proposal No. 3 is approved, the total number of shares authorized for issuance under the 2006 Plan will increase from 5,350,000 to 6,700,000 shares. As of September 2, 2010, a total of 18,425,431 shares of our Common Stock were issued and outstanding.

Limit on Shares Authorized for Grant as Restricted Stock.    If Proposal No. 3 is approved, the total number of shares that may be granted under the 2006 Plan as restricted stock awards will increase from 1,000,000 to 1,675,000 shares of Common Stock.

Shares Returned to the Plan.    The shares of Common Stock covered by the portion of any stock option granted under the 2006 Plan which expires or remains unexercised shall become available again for grant under the 2006 Plan. If any shares of Common Stock subject to a restricted stock award expire or are otherwise terminated, cancelled, surrendered or forfeited, then such shares of Common Stock shall also be available again for grant under the 2006 Plan.

Per-Share Exercise Price.    The per-share exercise price of stock options granted under the 2006 Plan must equal at least the fair market value of a share of Common Stock on the grant date of the option. As of September 2, 2010, the fair market value of a share of the Company’s Common Stock was $31.54.

Repricing.    If Proposal No. 3 is approved, the 2006 Plan will include an express prohibition on repricing of options granted under the Plan without stockholder approval. The express prohibition on repricing would provide that except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval.

Number of Shares Per Calendar Year.    No person will be eligible to receive more than 425,000 shares in any calendar year pursuant to the grant of stock options under the 2006 Plan.

Term, Vesting and Exercisability.    Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for the Company or upon achievement of performance goals or other criteria. The maximum term of each option is ten years from the date of grant. As a matter of practice, options have generally been subject to a three-year vesting period with a one-year period before any vesting occurs and restricted stock awards have generally been subject to a four-year vesting period with a one-year period before any vesting occurs. Awards cease vesting on the date of termination of service or the death or disability of the employee, and options generally expire three months after the termination of the employee’s service to the Company or up to six months following the date of death or disability.

Method of Exercise.    The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, broker assisted same-day sales or other methods permitted by the 2006 Plan, the administrator and applicable law.

Adjustment of Shares.    In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company then appropriate adjustments to the number and class of shares of stock subject to the 2006 Plan and awards outstanding under the plan shall be made by the Board of Directors, subject to any required action by our stockholders and subject to compliance with applicable securities laws.

Stockholder Approval.    Stockholder approval is required for certain types of amendments to the 2006 Plan.

Administration.    The Compensation Committee administers the 2006 Plan except when the Board of Directors elects to directly administer the 2006 Plan.

Corporate Transactions.    In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all awards shall be assumed or equivalent awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the awards or to substitute equivalent awards therefor, the administrator, in the exercise of its sole discretion, may permit the exercise of any of the awards prior to consummation of such event, even if such awards were not otherwise exercisable.

Amendment or Termination of 2006 Plan.    The Board of Directors may at any time amend or terminate the 2006 Plan in any respect; provided, that the Board may not, without the approval of the stockholders of the Company, amend the 2006 Plan if the modification requires stockholder approval under NASDAQ rules.

Termination Date.    The 2006 Plan will terminate on September 16, 2016, unless terminated earlier.

Summary of Federal Income Tax Consequences of Awards Granted under the 2006 Equity Participation Plan

The following is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and participants in the 2006 Plan with respect to awards granted under the 2006 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Tax Treatment of the Participant

Incentive Stock Options.    An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.

If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

Alternative Minimum Tax.    The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonstatutory Stock Options.    An optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NSO shares were held by the optionee.

Restricted Stock.    A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by the Company if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.

Tax Treatment of Company

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code, the Company generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2006 Plan.

Accounting Treatment

The Company will recognize compensation expense in connection with awards granted under the 2006 Plan as required under applicable accounting standards. The Company currently recognizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

New Plan Benefits

As of the date hereof, the Company cannot determine the benefits or amounts that will be received by or allocated to any individual or group resulting from the approval of the amendment to the 2006 Plan. The following table sets forth the aggregate number of shares subject to option and restricted stock awards granted to certain individuals and groups under the 2006 Plan during the Company’s last fiscal year, which ended June 30, 2010.

2006 Amended and Restated Equity Participation Plan

Named Executive Officers:	Number of Options Granted	Number of Restricted Shares Granted
Deepak Chopra,	—	60,000
Chairman, President and Chief Executive Officer

Alan Edrick	85,000	15,000
Executive V.P. and Chief Financial Officer

Ajay Mehra	85,000	15,000
Executive V.P. of the Company, President of Security division

Victor S. Sze	55,000	10,000
Executive V.P., General Counsel and Secretary

Manoocher Mansouri	30,000	7,500
President, Optoelectronics and Manufacturing Division

All current executive officers as a group	255,000	107,500

All current non-employee directors as a group	—	19,000

All employees, excluding current executive officers	2,500	121,300

Equity Compensation Plan Information

The following table provides information concerning the Company’s equity compensation plans as of June 30, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)	1,556,110	17.46	524,017
Equity participation plans not approved by security holders	—	N/A	—

Total	1,556,110	17.46	524,017

(1)	Includes shares of our Common Stock issuable upon exercise of options under the Company’s 2006 Equity Participation Plan.
(2)	Of the 524,017 securities remaining available for future issuance under the Company’s 2006 Equity Participation Plan, 349,121 shares are available to be issued as restricted stock.

Certain information concerning the Company’s grants of equity-based awards under the 2006 Plan during the Company’s past three fiscal years is summarized in the following table.

Fiscal Year	Options Granted		Restricted Stock Awards Granted	Total		Weighted Average Number of Common Shares Outstanding
2010	257,500		247,800	505,300		17,874,000
2009	332,500		227,626	560,126		17,518,000
2008	279,000	(1)(2)	202,700	481,700	(1)(2)	17,428,000

(1)

In fiscal 2008, the Company assumed outstanding option awards that had been issued under the Rapiscan 2006 Equity Participation Plan which were converted into 622,309 outstanding options under the 2006 Plan.

The Rapiscan 2006 Equity Participation Plan had been maintained by Rapiscan Systems Holdings, Inc., which was a majority owned subsidiary of the Company that had outside minority interest holders. In fiscal 2008, the Company repurchased the minority interest in exchange for cash and these options were assumed in connection of a short form merger pursuant to which Rapiscan Systems Holdings, Inc. became a wholly owned subsidiary of the Company. The 622,309 options that were assumed and converted are not included in the number of options granted in fiscal 2008 or in the number of total awards granted in fiscal 2008.

(2)	In fiscal 2008, the Company assumed outstanding option awards that had been issued under the Spacelabs 2005 Equity Participation Plan which were converted into 456,226 outstanding options under the 2006 Plan. The Spacelabs 2005 Equity Participation Plan had been maintained by Spacelabs Healthcare, Inc., which was a majority owned subsidiary of the Company that had outside minority interest holders. In fiscal 2008, the Company repurchased the minority interest in exchange for cash and these options were assumed in connection with a short form merger pursuant to which Spacelabs became a wholly owned subsidiary of the Company. The 456,226 options that were assumed and converted are not included in the number of options granted in fiscal 2008 or in the number of total awards granted in fiscal 2008.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the amendment of the 2006 Plan to amend the 2006 Plan to increase the number of shares of Common Stock authorized for issuance under the plan by 1,350,000 shares and increase the limit on the number of shares of restricted stock available for issuance under the plan by 675,000 shares. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the “Named Executive Officers,” as defined under the section entitled “Compensation of Executive Officers and Directors – Summary Compensation Table.” Please also refer to the more detailed compensation disclosures beginning with and following the “Summary Compensation Table” contained in this Proxy Statement.

Overview of Compensation Philosophy and Guiding Principles

The Company recognizes and values the critical role that executive leadership plays in its performance. The Company’s executive compensation philosophy is intended to ensure that executive compensation is aligned with its long-term business strategy, objectives and stockholder interests, and is designed to attract, motivate and retain highly qualified executives.

Role of the Compensation Committee

The Company’s Board of Directors appoints members to the Compensation Committee. The Compensation Committee is responsible for establishing and approving all compensation for the Named Executive Officers, including base salaries, annual incentive bonuses, long-term equity incentive compensation, benefits and perquisites, and other compensation.

Compensation for each of the Named Executive Officers (other than the Chief Executive Officer) is recommended to the Compensation Committee by the Chief Executive Officer. Compensation for the Chief Executive Officer is established by the Compensation Committee on its own.

Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Nasdaq Listing Standards, as currently in effect.

Executive Compensation Methodology

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the Named Executive Officers. In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the factors set forth in the following table:

Qualitative Factors	Quantitative Factors
• Furtherance of Long-term Goals • Individual Performance and Experience • Demonstration of Leadership Skills and Ability • Achievement of Strategic Targets	• Compensation Paid In Prior Years • Financial Performance of Company / Division • Performance Relative to Benchmarks

The Compensation Committee also evaluates the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies. The Compensation Committee assesses competitive market compensation against executive compensation surveys prepared by outside compensation consultants engaged by the Compensation Committee. During the year ended June 30, 2010, the Compensation Committee engaged Towers Watson & Co. for such purposes and reviewed the following published survey data:

•	Towers Watson Data Services 2009/2010 Top Management Compensation Report – Durable Goods Manufacturing, $200M – $1B Revenue;

•	Towers Watson Data Services 2008/2009 Long-Term Incentives Policies and Practices – General Industry, $500M – $1B Revenue; and

•	William M. Mercer 2009 Executive Compensation Survey – Durable Goods Manufacturing, $600M Revenue.

The surveys reflect compensation levels and practices for executives holding comparable positions at the companies covered by the surveys. The survey data included: (i) base salary; (ii) annual bonus; (iii) total cash compensation; (iv) long- term incentives and (v) total compensation.

The Compensation Committee reviewed these surveys to obtain information regarding current compensation practices and to analyze how executive compensation for the Named Executive Officers compares to prevailing practices.

In implementing the Company’s compensation program, the Compensation Committee seeks to achieve balance among the following factors, among others:

Compensation Factors	Relative Weight
Alignment with Stockholder Interests	Primary Importance (overriding principle for all compensation decisions)

Accomplishment of Long-Term Strategic Goals and Objectives	Highly Important

Attracting and Retaining Executive Talent	Highly Important

Meeting Current Budget and Financial Targets	Important

Accomplishment of Near-Term Strategic Goals and Objectives	Important

All compensation decisions are designed to encourage performance that enhances long-term stockholder value. The Compensation Committee believes that attracting and retaining executive talent capable of achieving the Company’s long-term, strategic objectives is the best way to align executive compensation decisions with the interests of stockholders. The Compensation Committee also believes that meeting current budget and financial targets as well near-term strategic goals demonstrates whether an executive is on track to accomplish longer-term objectives.

Executive Compensation Program Elements

The particular elements of the compensation program for the Named Executive Officers consist of the following:

Fixed Compensation.    Fixed compensation for Named Executive Officers consists principally of base salary. Base salary is set to attract and retain executive talent. It provides a fixed rate of pay and is generally not at risk of upward or downward adjustment until the following year. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted, typically on an annual basis, to reflect sustained individual performance. In determining whether base salary increases for fiscal year 2010 were appropriate, the Compensation Committee considered the Company’s general financial performance, the minimum base salary amount provided for in the Named Executive Officer’s employment agreement, a subjective determination of each Named Executive Officer’s responsibilities, past performance and expected future contributions.

Base salary is intended to provide a fixed salary as compensation for ongoing responsibilities. The Compensation Committee believes that annual incentive bonuses and long-term compensation/equity awards, on the other hand, provide executives with the opportunity for substantial rewards for achieving successful performance, and has tended to rely more on those elements than on year-to-year base salary adjustments to reward executives for individual or Company performance.

Variable Compensation.    Variable compensation for Named Executive Officers consists principally of annual incentive bonuses and long-term incentive compensation in the form of equity based awards. In determining variable compensation the Compensation Committee considers both qualitative and quantitative factors, including the following:

Qualitative Factors	Quantitative Factors

•     Quality of the Management of Units or Functions Managed by the Named Executive Officer

•     Leadership of Personnel Under the Named Executive Officer’s Management

•     Execution of Strategically Important Projects

•     Overall Effectiveness of Units or Functions Managed by the Named Executive Officer

•     Contributions to the Formulation of Company Strategy and Tactics

•     Contributions to Shareholder Value

•     Management of Risk

•     Financial Performance (including earnings per share and internal metrics)

•     Financial Performance Metrics for Business Units Managed by the Named Executive Officer

•     Compensation Surveys Provided by External Advisors

Named Executive Officers are eligible for an annual incentive bonus. Annual incentive bonuses are designed to focus the Company’s Named Executive Officers on annual operating achievement and near-term success.

The particular performance achievements for each of the Named Executive Officers (other than the Chief Executive Officer) are recommended by the Chief Executive Officer and reviewed by the Compensation Committee. The Compensation Committee also reviews and approves the amounts to be paid to each of the Named Executive Officers, based on the Chief Executive Officer’s recommendation. The performance achievements for the Chief Executive Officer are established by the Compensation Committee. The Compensation Committee also reviews and approves the amounts to be paid to the Chief Executive Officer.

Having agreed on the performance achievements, the Compensation Committee also assesses the value that each of the Named Executive Officers provided through the generation of new sources of revenue, achievement of operational efficiencies, management of risk and completion of strategic initiatives. During fiscal 2010, the annual incentive bonus amounts earned by the Named Executive Officers ranged from between 17% to 100% of base salary.

The annual incentive bonus for fiscal year 2010 paid to each of the Named Executive Officers is shown in the “Bonus” column of the “Summary Compensation Table.”

The Company’s long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the long-term interests of the Company’s stockholders, namely the achievement of sustainable, long-term stock price appreciation. The Company’s long-term incentive program consists of periodic grants of restricted stock and stock options which are made at the discretion of the Compensation Committee under the Company’s Amended and Restated 2006 Equity Participation Plan (the “Equity Plan”).

The size and timing of grants for each of the Named Executive Officers (other than the Chief Executive Officer) are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. The size and timing of grants for the Chief Executive Officer are established by the Compensation Committee.

Decisions regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, the Named Executive Officer’s level of responsibility, the ability of the individual to affect overall financial performance and the nature and terms of grants made in prior years. However, the Compensation Committee also considers a number of factors that are not directly tied to the performance of the executive officer, including the number and value of equity grants previously made under the Equity Plan, dilution effects on the Company’s stockholders and prevailing practices in the market.

All equity awards are made at fair market value on the date of grant (which is the date on which the Compensation Committee authorizes the grant). Under the Equity Plan, fair market value is determined by the closing price of the Company’s Common Stock on such dates. Equity awards typically vest in a series of installments over a three or four-year vesting period. The Compensation Committee believes that this vesting period provides an incentive for the Named Executive Officers to remain with the Company and also focuses the Named Executive Officers on the long-term performance and business objectives of the Company for the benefit of stockholders.

During fiscal year 2010, the fair market value of awards given to each of the Named Executive Officers increased as compared to the awards given in fiscal year 2009, primarily because of the Company’s improved financial and operational performance.

The Compensation Committee believes that the size of each Named Executive Officer’s equity awards is consistent with the Company’s compensation objectives of aligning incentives with the desired individual performance of the Named Executive Officer, the Company’s long term financial goals and factors that create long-run stockholder value.

Benefits and Perquisites.    Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees including the Company’s 401(k) Plan, Equity Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, vision and dental plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental, and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officer. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officer receives reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

The Company maintains a Nonqualified Deferred Compensation Plan that is unfunded for federal tax purposes and allows the Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death. Additional information about this plan is summarized below under the heading “Nonqualified Deferred Compensation.”

The Company also maintains a Nonqualified Defined Benefit Plan that is unfunded for federal tax purposes and that constitutes an unsecured promise by the Company to make payments to participants in the future following their retirement, termination in connection with a change in control of the Company, or their death or disability. Under the terms of the Defined Benefit Plan, a committee designated by the Board of Directors may select participants from among the Named Executive Officers and a select group of managers or other highly compensated employees. Currently, Mr. Chopra is the participant in this plan. Additional information about this plan is summarized below under the heading “Pension Benefits.”

Total Compensation Mix

The Compensation Committee believes that the elements described above provide a well proportioned mix of equity-based, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by the Company’s competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy, which takes into account individual, group and company performance.

Employment Agreements

The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze. The terms of each of such agreements are summarized below under the heading “Employment Agreements.”

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee considers applicable tax, securities laws and accounting regulation in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of Generally Accepted Accounting Standards on the Company’s use of equity-based awards. This consideration factored heavily in the Company’s decision with respect to stock options grants made in fiscal year 2010. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Code with respect to annual compensation exceeding $1.0 million and Section 280(b) of the Code with respect to change in control payments exceeding specified limits.

Business Experience of Executive Officers

The following table sets forth the names, ages and positions of each of the Company’s executive officers (the “Named Executive Officers”):

Name	Age	Position
Deepak Chopra	59	Chairman of the Board of Directors, Chief Executive Officer and President
Alan Edrick	42	Executive Vice President and Chief Financial Officer
Ajay Mehra	48	Director, Executive Vice President, and President of Security division
Victor Sze	43	Executive Vice President and General Counsel
Manoocher Mansouri	54	President of Optoelectronics and Manufacturing division

Deepak Chopra is President and Chief Executive Officer of the Company. He also serves as Chairman of the Board of Directors. Mr. Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst.

Alan Edrick is Executive Vice President and Chief Financial Officer of the Company. Mr. Edrick joined the Company as Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than two decades of financial management and public accounting experience, including mergers and acquisitions, capital markets, financial planning and analysis and regulatory compliance. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

Ajay Mehra is Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra is also a member of the Company’s Board of Directors. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Mr. Mehra became a Director in March 1996. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Victor S. Sze is Executive Vice President and General Counsel of the Company. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor or Arts degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

Manoocher Mansouri is President of the Company’s Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of its Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 25 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of the Company’s OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in electrical engineering from the University of California, Los Angeles as well as an Executive Program in management certificate from the Anderson School at the University of California, Los Angeles.

Summary Compensation Table

The following table sets forth the compensation for the principal executive officer, the principal financial officer, the three highest paid executive officers of the Company serving as executive officers on June 30, 2010 whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 2010, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year (the “Named Executive Officers”)(1):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (2)($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)($)	All Other Compensation (4)(5)(6)(7)($)	Total ($)
Deepak Chopra	2010	1,000,000	1,000,000	982,200	—	1,033,041	85,894	4,101,135
Chairman, President and Chief Executive Officer	2009	1,000,000	900,000	522,360	332,611	2,037,409	86,864	4,879,244
	2008	1,000,000	700,000	694,360	447,663	—	118,951	2,960,974

Alan Edrick	2010	363,923	300,000	245,550	478,550	—	55,177	1,443,200
Executive V.P. and Chief Financial Officer	2009	350,769	285,000	177,500	244,045	—	58,514	1,115,828
	2008	327,596	220,000	141,190	475,630	—	37,847	1,202,263

Ajay Mehra	2010	384,461	300,000	245,550	478,550	—	84,796	1,493,357
Executive V.P. of the Company, President of Security division	2009	378,942	285,000	177,500	244,045	—	83,465	1,168,952
	2008	371,827	200,000	121,170	356,254	—	71,429	1,120,680

Victor S. Sze	2010	334,349	272,000	163,700	309,650	—	65,256	1,144,955
Executive V.P., General Counsel and Secretary	2009	326,826	240,000	120,050	163,599	—	63,118	913,593
	2008	311,827	135,000	87,980	262,994	—	43,439	841,240

Manoocher Mansouri	2010	265,085	45,000	122,775	168,900	—	38,204	639,964
President of Optoelectronics and Manufacturing division	2009	237,500	60,000	78,450	—	—	34,694	410,644
	2008	225,000	40,000	107,938	62,947	—	21,628	457,513

(1)	The Company has eliminated from this table the column titled “Non-Equity Incentive Plan Compensation” because no amounts would have been included in such column.
(2)	In accordance with rules promulgated by the Securities and Exchange Commission that became effective on February 28, 2010, the amounts in the “Stock Awards” and “Option Awards” column are based upon their aggregate grant date fair value as determined in accordance with Generally Accepted Accounting Principles. The rule also required us to recompute the value of the amounts reported for fiscal 2009 and 2008. In previous years, we were required to report the amounts recognized as an expense for financial statement reporting purposes.
(3)	The Company adopted a Nonqualified Defined Benefit Plan during fiscal year 2009. Mr. Chopra is currently the only participant in the Defined Benefit Plan. The amounts included in this column represent the aggregate change in the present value of the accumulated benefit based on actuarial assumptions, and therefore do not reflect the Company’s liability as of June 30, 2010, under the plan or the plan’s effect on the Company’s earnings in the stated period.
(4)

The Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company’s 401(k) Plan, Equity Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan and the medical, vision and dental plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental, and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officer. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officer receives reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

(5)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2010 are as follows (in thousands):

Name	Matching 401(k) and Nonqualified Deferred Compensation Contribution(*)($)	Car Benefit ($)	Membership Dues (**)($)	Health Insurance and Medical Reimbursement Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	5,260	1,780	6,866	8,645	63,343	85,894
Alan Edrick	39,929	2,850	—	4,226	8,172	55,177
Ajay Mehra	42,962	5,563	—	25,278	10,993	84,796
Victor S. Sze	39,377	12,000	—	6,649	7,230	65,256
Manoocher Mansouri	22,855	7,200	—	5,861	2,288	38,204

(*)	Company matching amounts for the 401(k) and Nonqualified Deferred Compensation plans are subject to vesting schedules specified in plan documents.
(**)	Membership Dues consists of payments made to a golf club.

(6)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2009 are as follows (in thousands):

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit ($)	Membership Dues (**)($)	Health Insurance and Medical Reimbursement Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	4,600	1,780	4,963	9,229	66,292	86,864
Alan Edrick	37,326	2,850	—	7,705	10,633	58,514
Ajay Mehra	42,494	6,675	—	21,579	12,717	83,465
Victor S. Sze	37,632	12,000	—	4,476	9,010	63,118
Manoocher Mansouri	20,869	6,000	—	5,537	2,288	34,694

(*)	Company matching amounts for the 401(k) and Nonqualified Deferred Compensation plans are subject to vesting schedules specified in plan documents.
(**)	Membership Dues consists of payments made to a golf club.

(7)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2008 are as follows (in thousands):

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit ($)	Membership Dues (**)($)	Health Insurance and Medical Reimbursement Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	4,600	1,780	5,348	19,500	87,723	118,951
Alan Edrick	8,716	12,000	—	7,832	9,299	37,847
Ajay Mehra	8,296	6,675	—	38,631	17,827	71,429
Victor S. Sze	7,527	12,000	—	15,555	8,357	43,439
Manoocher Mansouri	4,963	7,200	—	7,177	2,288	21,628

(*)	Company matching amounts for the 401(k) and Nonqualified Deferred Compensation plans are subject to vesting schedules specified in plan documents.
(**)	Membership Dues consists of payments made to a golf club.

Grants of Plan-Based Awards Table

The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2010, to each of our Named Executive Officers(1):

Name Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards (4)($/Sh)	Grant Date Fair Value of Options and Awards (5)($)
Deepak Chopra	9/1/2009	60,000	—	—	982,200
Chairman, President and Chief Executive Officer

Alan Edrick	9/1/2009	15,000	—	—	245,550
Executive V.P. and Chief Financial Officer	9/1/2009	—	85,000	16.37	478,550

Ajay Mehra	9/1/2009	15,000	—	—	245,550
Executive V.P. of the Company, President of Security division	9/1/2009	—	85,000	16.37	478,550

Victor S. Sze	9/1/2009	10,000	—	—	163,700
Executive V.P., General Counsel and Secretary	9/1/2009	—	55,000	16.37	309,650

Manoocher Mansouri	9/1/2009	7,500	—	—	122,775
President, Optoelectronics and Manufacturing Division	9/1/2009	—	30,000	16.37	168,900

(1)	The Company has eliminated from this table the columns titled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts Under Equity Incentive Plan Award” because no amounts would have been included in such columns.
(2)	Restricted stock awards vest over a period of four years from the date of grant.
(3)	Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.
(4)	The exercise price stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(5)	The grant date fair value of the stock options and restricted stock shown in the table above was computed in accordance with Generally Accepted Accounting Standards and represents the total projected expense to the Company of grants made during the past fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2010(1):

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(#)	Option Exercise Price (3)($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4)(#)	Market Value of Shares or Units of Stock That Have Not Vested(5)($)
Deepak Chopra	100,000	—	18.53	11/10/2010	—
Chairman, President and Chief Executive Officer	50,000	—	17.90	6/22/2011	—
	86,169	—	17.37	6/22/2011	—
	9,756	—	26.81	11/21/2011	—
	60,000	—	20.02	9/16/2017	—
	26,667	53,333	12.52	1/11/2019	—
	—	—	—	—	99,666	2,767,725

Alan Edrick	17,235	—	17.37	7/24/2011	—
Executive V.P., Chief Financial Officer	25,000	—	17.99	7/30/2011	—
	7,793	—	26.81	11/21/2011	—
	48,000	—	20.02	9/16/2017	—
	9,333	4,667	23.18	2/7/2018	—
	3,334	6,666	20.92	7/28/2018	—
	13,334	26,666	12.52	1/11/2019	—
	—	85,000	16.37	8/31/2019	—
	—	—	—	—	27,416	761,342

Ajay Mehra	23,659	—	16.21	2/7/2011	—
Executive V.P. of the Company, President of Security division	43,077	—	18.53	2/5/2012	—
	32,000	—	20.02	9/16/2017	—
	9,333	4,667	23.18	2/7/2018	—
	3,334	6,666	20.92	7/28/2018	—
	—	26,666	12.52	1/11/2019	—
	—	85,000	16.37	8/31/2019	—
	—	—	—	—	26,916	747,457

Victor S. Sze	5,516	—	16.21	2/7/2011	—
Executive V.P., General Counsel and Secretary	20,000	—	18.16	7/6/2011	—
	12,926	—	17.37	7/6/2011	—
	1,559	—	26.81	11/21/2011	—
	24,000	—	20.02	9/16/2017	—
	6,667	3,333	23.18	2/7/2018	—
	1,667	3,333	20.92	7/28/2018	—
	10,000	20,000	12.52	1/11/2019	—
	—	55,000	16.37	8/31/2019	—
	—	—	—	—	18,458	512,579

Manoocher Mansouri	2,500	—	19.58	1/10/2011	—
President, Optoelectronics and Manufacturing division	1,724	—	16.21	4/17/2011	—
	5,000	2,500	23.18	2/7/2018	—
	—	30,000	16.37	8/31/2019	—
	—	—	—	—	11,563	321,105

(1)	The Company has eliminated from this table the columns titled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options,” “Equity Incentive Plan Awards: Number of

Unearned Shares, Units or Other Rights That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” because no amounts would have been included in such columns.

(2)	Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.
(3)	The exercise price for stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(4)	Restricted stock awards vest over periods ranging between three and four years from the date of grant.
(5)	The market value of restricted stock awards that have not yet vested is based on the number of unvested shares of stock on June 30, 2010, multiplied by the closing price of the Company’s Common Stock on June 30, 2010 ($27.77 per share).

Option Exercises and Stock Vested Table

The following table sets forth information regarding the exercise of options by and the vesting of restricted stock held by each of the Named Executive Officers during fiscal year ended June 30, 2010:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Deepak Chopra Chairman, President and Chief Executive Officer	42,349	134,873	17,334	377,715

Alan Edrick Executive V.P., Chief Financial Officer	25,000	321,250	4,959	114,331

Ajay Mehra Executive V.P. of the Company, President of Security division	53,181	558,841	4,709	110,098

Victor S. Sze Executive V.P., General Counsel and Secretary	24,241	196,690	3,292	78,221

Manoocher Mansouri President, Optoelectronics and Manufacturing division	2,500	35,875	2,344	50,018

(1)	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.
(2)	Represents the number of restricted stock awards that vested multiplied by the closing price of the Company’s Common Stock on the date of vesting.

Pension Benefits

The Company maintains a Nonqualified Defined Benefit Plan (“Defined Benefit Plan”). The Defined Benefit Plan constitutes an unsecured promise by the Company to make payments to participants upon vesting. Mr. Chopra is currently the only participant in the Defined Benefit Plan.

Under the terms of his participation, upon reaching his retirement date, Mr. Chopra will be paid $500,000 per year for 10 years. For each full year of service that Mr. Chopra continues his employment with the Company past the age 65, Mr. Chopra’s benefit will increase by $33,333 up to a maximum annual benefit of $600,000. If Mr. Chopra terminates his employment with the Company within two years of a “change in control” (as defined in the plan), he will be entitled to receive, in a single lump-sum payment, the net present value of his accrued benefit. If a change in control occurs after Mr. Chopra’s retirement and prior to or during his distributions under the Nonqualified Defined Benefit Plan, he will receive an accelerated payment of the net present value of all remaining distributions.

Vesting of benefits under the Defined Benefit Plan occurs in accordance with a vesting scheduled that is established by the Compensation Committee. As of June 30, 2010, Mr. Chopra was three-sevenths vested. If Mr. Chopra’s employment with the Company continues, he will become four-sevenths vested on June 30, 2011 and fully vested on June 30, 2012. In addition, Mr. Chopra would become fully vested upon (i) his death or disability while actively employed by the Company, or (ii) upon a “change of control” of the Company.

The following table sets forth information regarding the Defined Benefit Plan for the participating Named Executive Officer during fiscal year ended June 30, 2010(1):

Name and Principal Position	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Deepak Chopra Chairman, President and Chief Executive Officer	3	3,070,450	—

(1)	The Company has eliminated from this table the column titled “Plan Name” because only the Defined Benefit Plan is covered by this table.

Nonqualified Deferred Compensation

The Company adopted a nonqualified deferred compensation plan in May 2008 (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, a select group of the Company’s management or highly compensated employees (as designated by the Compensation Committee), including the Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to eighty percent (80%) of their base salary and up to one hundred percent (100%) of other types of eligible compensation. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants.

Participants receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Company’s 401(k) Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the Named Executive Officers for deferred amounts in the Deferred Compensation Plan in fiscal 2010 ranged from 7.5% to 9.3%.

Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death.

The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the participating Named Executive Officers during the fiscal year ended June 30, 2010(1):

Name and Principal Position	Executive Contributions ($)	Company Contributions ($)	Aggregate Earnings (2)($)	Aggregate Withdrawals / Distributions (3)($)	Aggregate Balance ($)
Alan Edrick	43,966	36,392	8,426	13,460	154,678
Executive V.P., Chief Financial Officer

Ajay Mehra	46,085	38,446	11,117	14,479	179,284
Executive V.P. of the Company, President of Security division

Victor S. Sze	41.812	34,635	8,499	12,961	150,336
Executive V.P., General Counsel and Secretary

Manoocher Mansouri	39,418	18,395	10,084	—	147,390
President, Optoelectronics and Manufacturing division

(1)	The amounts reported in the Company Contributions column are (and in past years were) reported as compensation in the Summary Compensation Table above. The amounts reported in the Aggregate Earnings column are not (and in past years were not) reported as compensation in the Summary Compensation Table above.
(2)	Represents earnings during the year ended June 30, 2010.

Employment Agreements

The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze.

Deepak Chopra’s Employment Agreement

On January 6, 2010, the Company entered into its current employment agreement with Mr. Chopra. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a three-year term that automatically renews on each anniversary of the effective date of the agreement. The agreement provides for a base salary to be determined each year by the Company. Mr. Chopra is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude Mr. Chopra during the term of the agreement or two years thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Chopra’s last date of employment with the Company.

Under the terms of the agreement, the Company may terminate Mr. Chopra’s employment at any time for “cause” (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Chopra’s death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) on 12 months’ written notice, each as further detailed in the agreement. Mr. Chopra may also terminate his employment agreement for “good reason” (as defined in the agreement).

In the event of the termination of Mr. Chopra’s employment by the Company without cause or by Mr. Chopra for good reason, Mr. Chopra shall be entitled to a single lump-sum payment equal to three times the average of Mr. Chopra’s highest two years out of the prior five years of total annual compensation, including: (i) base salary; (ii) bonus and incentive compensation; (iii) the fair value of any stock, options or other equity grants whether vested or not and (iv) the annualized value of all benefits and perquisites. Mr. Chopra would also receive the acceleration of vesting of all stock options and equity grants from the Company to Mr. Chopra, and an extension of time to exercise such stock options such that Mr. Chopra’s right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

In the event of the termination of Mr. Chopra’s employment by the Company without cause or by Mr. Chopra for good reason, within 90 days prior to or 12 months after a “change of control” (as defined in the agreement), then Mr. Chopra shall be entitled to the same lump sum payment described in the previous paragraph. Mr. Chopra may, at his option, and in lieu of receiving the forgoing, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra’s “base amount” (as defined in Internal Revenue Code Section 280G(b)(3)).

The Company maintains a Nonqualified Defined Benefit Plan, the purpose of which is to provide specified payments to participants following retirement, termination in connection with a change in control of the Company, or the participant’s death or disability. Currently, Mr. Chopra is the only employee that participates in this plan. Under the terms of his participation, commencing on the first day of the month following the date that he turns 65, Mr. Chopra will be paid $500,000 per year for 10 years. For every year that Mr. Chopra continues his employment with the Company past the age 65, Mr. Chopra’s benefit will increase by $33,333. However, in no event will his total yearly benefit exceed $600,000. If Mr. Chopra terminates his employment with the Company within two years of a “change in control” (as defined in the plan), he will be entitled to receive, in a single lump-sum payment, the net present value of his accrued benefit. If Mr. Chopra remains in the service of the Company for more than two years following a change in control, his benefit will continue as scheduled. If a change in control occurs after Mr. Chopra’s retirement and prior to or during his distributions under the Nonqualified Defined Benefit Plan, he will receive an accelerated payment of the net present value of all remaining distributions. Mr. Chopra’s benefits under the Nonqualified Defined Benefit Plan will vest equally over the remaining seven years of his service to the Company (assuming retirement at the age of 65).

Alan Edrick’s, Ajay Mehra and Victor Sze’s Employment Agreements

On September 22, 2008, the Company entered into its current employment agreement with each of Messrs. Edrick and Sze. On September 14, 2009, the Company entered into its current employment agreement with Mr. Mehra. (For purposes of this section, each of Messrs. Edrick, Mehra and Sze are each individually referred to as the “Executive”). The terms of such agreements are substantially identical. Unless the agreement is terminated earlier in accordance with its terms, the Company will employ the Executive until the later of (i) the third anniversary of the date of the agreement or (ii) one year following the date that the Company notifies the Executive of its election to end the term of the agreement. The agreement provides for a base salary to be determined each year by the Company. The Executive is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude the Executive during the term of the agreement or two years thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Executive’s last date of employment with the Company.

Under the terms of the agreement, the Company may terminate Executive’s employment at any time for “cause” (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive’s death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 60 days within any six-month period; or (iii) on 30 days’ written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for “good reason” (as defined in the agreement).

In the event of the termination of the Executive’s employment by the Company without cause or by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 18 months’ salary at the Executive’s then-current base salary; (ii) an amount equal to 1.5 times the average bonus paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive, and an extension of time to exercise such stock options such that the Executive’s right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

In the event of the termination of the Executive’s employment by the Company without cause or by the Executive for good reason, within 90 days prior to or 12 months after a “change of control” (as defined in the agreement), then the Executive shall be entitled to (i) an amount equal to 24 months’ salary at the Executive’s then-current base salary; (ii) an amount equal to twice the average of bonuses paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive, and such stock options shall remain exercisable by the Executive for no less than 12 months after the date of such termination. Under such circumstances, the Executive may, at his option, and in lieu of receiving the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive’s “base amount” (as defined in Internal Revenue Code Section 280G(b)(3)).

Potential Payment upon Termination of Employment or Change in Control

The following tables reflect the breakdown of potential payments and benefits upon termination or a change in control required under the Named Executive Officer’s current employment agreement. The tables therefore assume that the terms of the employment agreement to which each Named Executive Officer is currently subject had been effect on June 30, 2010, and that employment terminated on such date. The tables also assume that the price of the Company’s Common Stock, on which certain calculations in the following tables are made, was the closing price of the Company’s Common Stock on that date ($27.77).

Please also note that regardless of the manner in which a Named Executive Officer’s employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included the following tables, include: (i) regular salary accrued as of the final date of employment; (ii) bonuses accrued as of the final date of employment; (iii) vacation and paid time off accrued as of the final date of employment; (iv) business expense reimbursements not yet paid as of the final date of employment; and (v) amounts contributed under the Company’s qualified and nonqualified deferred compensation plans.

All disclosed amounts in the following tables are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.

Subject to the foregoing, he following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under Mr. Chopra’s current employment agreement.

Name and Principal Position	Reason for Termination	Salary($)	Bonus($)(1)	Equity Grants($)	Accelerated Vesting($)	All Other Compensation($)	Total($)
Deepak Chopra(2) Chairman, President and Chief Executive Officer	Good Reason or Without Cause	3,000,000	2,850,000	4,219,071	3,581,053	259,137	13,909,261
	Good Reason or Without Cause in Connection with a Change in Control(3)	3,000,000	2,850,000	4,219,071	3,581,053	259,137	13,909,261

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Chopra following the completion of the fiscal year ended June 30, 2010, for performance in the fiscal year ended June 30, 2010.

(2)	In addition to the amounts indicated in this table, Mr. Chopra would also become entitled, beginning at age 65, to certain payments under the Company’s Nonqualified Defined Benefit Plan. Additional information about this plan is summarized above under the heading “Pension Benefits.”
(3)	Under the terms of his employment agreement, in lieu of the total compensation to which Mr. Chopra would be entitled in the event that he terminates his employment for Good Reason or the Company terminates his employment without Cause following a Change in Control, Mr. Chopra may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement. However, the alternate payment method would have resulted in a lower payment to Mr. Chopra than the total reflected here and therefore has not been included in this table.

Also subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under the respective current employment agreements of Messrs. Edrick, Mehra and Sze’s respective current employment agreements.

Name and Principal Position	Reason for Termination	Salary($)	Bonus($)(1)	Accelerated Vesting($)	Total($)
Alan Edrick	Good Reason or Without Cause	562,500	327,500	2,204,082	3,094,082
Executive V.P. and Chief Financial Officer	Good Reason or Without Cause in Connection with a Change in Control(2)	750,000	436,667	2,204,082	3,390,749

Ajay Mehra	Good Reason or Without Cause	585,000	282,500	2,190,197	3,057,697
Executive V.P. of the Company, President of Security division	Good Reason or Without Cause in Connection with a Change in Control(2)	780,000	376,667	2,190,197	3,346,864

Victor S. Sze	Good Reason or Without Cause	510,000	290,000	1,482,709	2,282,709
Executive V.P., General Counsel and Secretary	Good Reason or Without Cause in Connection with a Change in Control(2)	680,000	386,667	1,482,709	2,549,376

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to each of the Named Executive Officers following the completion of the fiscal year ended June 30, 2010, for performance in the fiscal year ended June 30, 2010.
(2)	Under the terms of their employment agreements, in lieu of the total compensation to the Named Executive Officer would be entitled in the event that he terminates his employment for Good Reason or the Company terminates his employment without Cause following a Change in Control, the Named Executive Officer may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement. However, the alternate payment method would have resulted in a lower payment to each of the Named Executive Officers than the total reflected here and therefore has not been included in this table.

Director Compensation

Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company.

During the fiscal year ended June 30, 2010, each non-employee director that served as a director for the full fiscal year, received a fee of $45,000 for his year of service, 3,000 shares of restricted Common Stock, and $2,000 for each Board of Directors meeting attended.

Each member of the Audit Committee receives a fee of $2,000 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also receives a fee of $10,000 per year.

Each member of the Compensation Committee receives a fee of $2,000 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also receives a fee of $10,000 per year.

Each member of the Nominating and Governance Committee receives a fee of $2,000 for each Nominating and Governance Committee meeting attended.

Each member of the Executive Committee receives a fee of $15,000 per year and 3,500 shares of restricted Common Stock.

All restricted stock awards granted to members of the Board of Directors and its committees vest over a period of four years from the date of grant. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

The following table provides compensation information for the fiscal year ended June 30, 2010, for each member of the Company’s Board of Directors(1):

Name	Fees Paid in Cash ($)	Stock Awards (2)($)	Option Awards (2)($)	Total ($)
Steven C. Good	96,000	107,380	—	203,380
Meyer Luskin	96,000	107,380	—	203,380
David T. Feinberg(3)	19,000	—	—	19,000
William F. Ballhaus(4)	—	—	—	—
Chand R. Viswanathan(5)	51,500	49,560	—	101,060
Leslie E. Bider(6)	67,500	49,560	—	117,060

(1)	The Company has eliminated from this table the columns titled “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” because no amounts would have been included in such columns.
(2)	Amounts calculated utilizing the accounting guidance related to stock-based compensation under accounting principles generally accepted in the United States.
(3)	Dr. Feinberg joined the Board of Directors on March 5, 2010.
(4)	Dr. Ballhaus joined the Board of Directors on May 4, 2010.
(5)	Mr. Viswanathan retired from the Board of Directors on March 5, 2010.
(6)	Mr. Bider resigned from the Board of Directors and its committees on May 5, 2010.

Certain Relationships and Related Transactions

In 1994, the Company, together with Electronics Corporation of India Limited (“ECIL”), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India. The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company’s portion of the earnings of ECIL Rapiscan has been immaterial to the Company’s financial results and results of operations.

The Company contracts for a portion of its automobile rental and messenger services from a business that was owned during the year ended June 30, 2010, by Mr. Chopra and his wife. The Company paid the business approximately $59,500 for such services during the year ended June 30, 2010.

The Company believes that the foregoing transactions were on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company would be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

The Audit Committee of the Board of Directors reviews proposed transactions in which the Company and any person who is a member of the Board of Directors, a nominee to become a member of the Board of Directors, an executive officer of the Company, or any immediate family member of any of the foregoing would have a direct or material interest in the transaction and the amount of the transaction is not negligible. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or material interest in the transaction, of whether the transaction would be on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board of Directors.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

COMPENSATION COMMITTEE

Meyer Luskin
Steven C. Good

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of shares of the Company beneficially owned as of September 30, 2010, by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class of Common Stock
Wells Fargo & Company(2)	2,222,825	11.5%
BlackRock, Inc.(3)	1,290,507	6.7%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 30, 2010, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	As reported in a Schedule 13F-HR filed on August 6, 2010, with the SEC, the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.
(3)	As reported in a Schedule 13F-HR filed on August 12, 2010 by three subsidiaries of BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055.

The following table sets forth the amount of shares of the Company beneficially owned as of September 30, 2010, by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	853,899	4.4%
Ajay Mehra(4)	291,667	1.5%
Alan Edrick(5)	225,556	1.1%
Victor S. Sze(6)	149,937	0.7%
Manoocher Mansouri(7)	72,293	0.3%
Steven C. Good(8)	46,852	0.2%
Meyer Luskin(9)	93,140	0.5%
Chand R. Viswanathan(10)	41,438	0.2%
Leslie Bider(11)	33,388	0.2%
David Feinberg(12)	3,510	0.0%
William F. Ballhaus(13)	3,500	0.0%
All directors and executive officers as a group (9 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)	1,815,180	9.1%

(1)	The address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 30, 2010, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)	Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Includes 70,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 30,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 310,165 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, 62,059 are held directly by Mr. Chopra and 149,083 shares of unvested restricted stock granted between September 17, 2007 and August 11, 2010 are held individually by Mr. Chopra.
(4)	Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company’s Security division.
(5)	Mr. Edrick is Executive Vice President and Chief Financial Officer of the Company.
(6)	Mr. Sze is the General Counsel, Executive Vice President and Secretary of the Company.
(7)	Mr. Mansouri is the President of the Company’s Optoelectronics and Manufacturing division.
(8)	Mr. Good is a Director of the Company.
(9)	Mr. Luskin is a Director of the Company. Includes 19,655 shares held by The Meyer and Doreen Luskin Family Trust.
(10)	Mr. Viswanathan, retired from the Board of Directors on March 5, 2010.
(11)	Mr. Bider resigned from the Board of Directors and its committees on May 5, 2010.
(12)	Dr. Feinberg is a Director of the Company. Dr. Feinberg joined the Board of Directors on March 5, 2010.
(13)	Dr. Ballhaus is a Director of the Company. Dr. Ballhaus joined the Board of Directors on May 4, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. None of the Company’s directors or executive officers owns more than 10% of the Company’s securities. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended June 30, 2010, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act except that during the year ended June 30, 2010, Messrs. Chopra, Mehra, Good and Luskin each untimely filed one Form 4 report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of the Company’s annual financial statements and for the years ended June 30, 2009 and 2010 and fees billed by Moss Adams for other services during those years (in thousands):

	FY 2009	FY 2010
Audit Fees	$1,453	$995
Audit-Related Fees	—	9
Tax Fees	—	—
All Other Fees	—	—

Total	$1,453	$1,004

“Audit Fees” consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and the review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.

The term “Audit-Related Fees” means fees for assurance and related services related to projects other than statutory and regulatory filings. The term “Tax Fees” means fees for professional services rendered for tax advice, planning and compliance (domestic and international). The term “All Other Fees” means fees for products and services other than for the services described above.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

The Audit Committee has considered whether Moss Adams provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such independent public accountant’s independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

During the fiscal year ended June 30, 2010, the Audit Committee was composed of at least two non-employee directors, namely, Steven C. Good and Meyer Luskin. In addition, until his resignation from the Board of Directors and its committees on May 5, 2010, Leslie E. Bider also served on the Audit Committee. On May 4, 2010, the Board of Directors appointed William F. Ballhaus to serve on the Audit Committee. All members of the Audit Committee meet the independence and experience requirements of the SEC and NASDAQ Listing Standards. The Board of Directors has determined that Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2010.

At each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent public accountants. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and the Company’s Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company’s independent public accountants at which candid discussions of financial management, accounting and internal control issues took place.

The Audit Committee recommended to the Board of Directors the engagement of Moss Adams LLP as the Company’s independent public accountants. The Audit Committee reviewed with the Company’s financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent public accountants, the committee asks them to address and discusses their responses to several questions that the committee believes are particularly relevant to its oversight. These questions include:

•

Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent public accountants themselves prepared and been responsible for the financial statements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the committee under Statement on Auditing Standards

No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2010 was compatible with the independent public accountants’ independence.

Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company’s internal controls and the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal controls over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal controls over financial reporting.

In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC.

AUDIT COMMITTEE

Steven C. Good Meyer Luskin William F. Ballhaus

CODE OF ETHICS AND CONDUCT

The Company has adopted a Code of Ethics and Conduct, which code applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company’s 2005 Annual Report on Form 10-K filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of our website – http://www.osi-systems.com – or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

The Company has adopted a formal policy with regard to directors’ attendance at annual meetings of stockholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of stockholders. All of the Company’s directors attended last year’s annual meeting of stockholders in person.

STOCKHOLDER COMMUNICATIONS

Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available, without charge, under the Investor Relations section of the Company’s website – http://www.osi-systems.com – or by written request addressed to: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

In certain cases only one Annual Report and Proxy Statement may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report and/or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, OSI Systems, Inc., at the address or telephone number indicated in the previous paragraph. In addition, stockholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

STOCKHOLDER PROPOSALS

In the event that a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy used in connection with the Company’s next annual meeting of stockholders, the proposal must be delivered in writing to the Secretary of the Company and comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Under such rule, the deadline for delivering any such proposal to the Company would be June 20, 2011.

The Company’s Bylaws provide that if a stockholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the next annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the stockholder must deliver a notice of such proposal to the Company no more than 120 days and no less than 90 days prior to November 30, 2011, provided, however, that if the date of the next annual meeting of stockholders is more than 30 days before or more than 60 days after November 30, 2011, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The notice must comply with the requirements set forth in Company’s Bylaws and should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Compensation Committee Report and the Report of the Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company’s website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors

Victor S. Sze
Secretary

Hawthorne, California

October 12, 2010

Appendix A

AMENDED AND RESTATED

2006 EQUITY PARTICIPATION PLAN

OF

OSI SYSTEMS, INC.

1. PURPOSES OF THE PLAN

The purposes of this Amended and Restated 2006 Stock Option Plan (the “Plan”) of OSI Systems, Inc., a Delaware corporation (the “Company”), are to:

(a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates (as such term is defined in Section 2); and

(c) Increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), through (i) the grant of stock options under this Plan (“Options”) and/or (ii) the issuance of shares of restricted Common Stock (“Restricted Stock”) under this Plan.

Options granted under this Plan may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”).

2. ELIGIBLE PERSONS

Every person who, at the date of grant of an Option and/or Restricted Stock, is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs, ISOs and/or Restricted Stock under this Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate of the Company is eligible to receive NQOs and/or Restricted Stock under this Plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3. STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 and Section 8(e)(i) of this Plan, the total number of shares of Common Stock which (a) may be granted as Restricted Stock and/or (b) issued upon the exercise of Options granted pursuant to this Plan, shall not exceed 6,700,000 shares of Common Stock in the aggregate. Subject to the forgoing limitation, in no event shall the total number of shares of Common Stock which may be granted as Restricted Stock pursuant to this Plan be permitted to exceed 1,675,000 shares of Common Stock in the aggregate. The shares of Common Stock covered by the portion of any Option grant under this Plan which expires or remains unexercised shall become available again for grant under this Plan. If any shares of Restricted Common Stock expire or are otherwise terminated, cancelled, surrendered or forfeited, then such shares of Common Stock shall also be available again for grant under this Plan. No eligible person shall be granted Options during any twelve-month period covering more than 425,000 shares.

4. ADMINISTRATION

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the

Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

(b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion, within the conditions of the Plan: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options and/or Restricted Stock shall be granted, and the number of shares subject to each Option and/or the number of shares of Restricted Stock; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) to determine the form of a grant of Restricted Stock under this Plan (a “Restricted Stock Grant”); (ix) to determine the terms and provisions of each Restricted Stock Grant (which need not be identical); (x) with the consent of the optionee, to modify or amend any Option; (xi) with the consent of the participant, to modify or amend any Restricted Stock Grant; (xii) to defer (with the consent of the optionee) the exercise date of any Option; (xiii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option and/or the grant of Restricted Stock; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5. GRANTING OF OPTIONS; OPTION AGREEMENT

(a) No Options shall be granted under this Plan after September 6, 2016.

(b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c) The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO.

(d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6. TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which All Options Are Subject.    All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure.    Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2 Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3 Time of Option Exercise.    Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. Notwithstanding the foregoing, to the extent required by applicable laws, rules and regulations, the right to exercise Options granted pursuant to this Plan shall vest at the rate of at least 20% per year from the date of grant.

6.1.4 Option Grant Date.    The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5 Nontransferability of Option Rights.    Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6 Payment.    Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in

Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Termination of Employment.    If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date, as such term is defined in Section 6.1.11); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the optionee or any longer period specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8 Withholding and Employment Taxes.    At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9 Other Provisions.    Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10 Determination of Value.    For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.11 Option Term.    Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.1.12 Repricing.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

6.2 Terms and Conditions to Which Only NQOs Are Subject.    Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1 Exercise Price.

(a) Except as set forth in Section 6.2.1(b), the exercise price of a NQO shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b) To the extent required by applicable laws, rules and regulations, the exercise price of a NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3 Terms and Conditions to Which Only ISOs Are Subject.    Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price.

(a) Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b) The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions.    If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date.    If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term.    Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7. MANNER OF EXERCISE

(a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised. (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8. RESTRICTED STOCK

(a) Terms of Grant.    The Administrator may grant Restricted Stock Grants to such employees, consultants and non-employee directors, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator shall determine. No Restricted Stock Grants shall be granted under this Plan after September 6, 2016.

(b) Purchase Price.    The Administrator shall, in its sole discretion, determine the purchase price, if any, and form of payment for Restricted Stock.

(c) Restricted Stock Grant Agreement.    Restricted Stock shall be granted pursuant to a written agreement, in form satisfactory to the Administrator, which shall set forth the terms of the Restricted Stock Grant. Restricted Stock granted under a restricted stock grant Agreement shall be evidenced by certificates registered in the name of the participant, which certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

(d) Rights as Shareholder.    Unless otherwise determined by the Administrator at the time of a grant, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

(e) Adjustments.

(i) Changes in Capital Structure.    If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in the number and class of shares of stock subject to this Plan and each Restricted Stock Grant outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be subject to approval by the Board in its sole discretion.

(ii) Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each participant at least 30 days prior to such proposed action. The Restricted Stock Grants will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Restricted Stock Grant prior to its termination, even if such Restricted Stock Grant were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Restricted Stock Grants shall be assumed or equivalent awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Restricted Stock Grants or to substitute equivalent awards therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Restricted Stock Grants prior to consummation of such event, even if such Restricted Stock Grants were not otherwise exercisable.

9. EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan, nor any Restricted Stock Grant, nor or any Option grant, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any participant’s or optionee’s employment or consulting at any time, nor confer upon any participant or optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10. CONDITIONS UPON ISSUANCE OF SHARES

Neither shares of Restricted Stock nor shares of Common Stock underlying Options shall be issued to the participant or the optionee unless the issuance and delivery of such shares of Restricted Stock, the exercise of such Option and the issuance and delivery of such shares of Common Stock underlying such Option shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

11. NONEXCLUSIVITY OF THE PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive or equity participation arrangements as it may deem desirable, including, without limitation, the granting of stock options or the issuance of shares of Common Stock other than under this Plan.

12. MARKET STANDOFF

Each participant and optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options and/or any shares of Restricted Stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

13. AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) Restricted Stock Grants. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

14. EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect, and any Restricted Stock Grants or exercises that have already occurred shall be rescinded, from and after expiration of such twelve-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not the Options and/or the Restricted Stock Grants previously granted under this Plan) shall terminate on September 6, 2016.

15. DELIVERY OF FINANCIAL STATEMENTS

To the extent required by applicable laws, rules and regulations, the Company shall deliver to each optionee financial statements of the Company at least annually while such optionee holds an outstanding Option.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

CONTROL # →

OSI SYSTEMS, INC. – COMMON STOCK	PAGE 1 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.	For ALL ☐	Withhold ALL ☐	For ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) for the nominee(s) on the line below
1. Election of Directors

01 Deepak Chopra 02 Ajay Mehra 03 Steven C. Good 04 Meyer Luskin 05 David T. Feinberg 06 William F. Ballhaus

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.	For ☐	Against ☐	Abstain ☐

2. Ratification of the appointment of Moss Adams LLP as the company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.	For ☐	Against ☐	Abstain ☐

3. Approve the Amended and Restated 2006 Equity Participation Plan of OSI Systems, Inc., to increase the number of shares authorized for issuance under the plan by 1,350,000 shares and to increase the limit on the number of shares that may be granted under the plan as restricted stock by 675,000 shares.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are are available at http://www.proxyvote.com.

OSI SYSTEMS, INC.

Annual Meeting of Stockholders

November 30, 2010 10:00AM

This proxy is solicited by the Board of Directors

The undersigned appoints each of Deepak Chopra and Ajay Mehra with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the stockholders’ annual meeting of OSI Systems, Inc., a Delaware corporation and at any adjournments. The meeting will be held in Hawthorne, California on November 30, 2010 at 10:00 A.M., Pacific Time. My voting instructions are on the reverse side of this proxy. I revoke any proxy previously given.

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named “FOR” proposals 1, 2 and 3 and in their discretion or any other matters properly brought to a stockholder vote at the meeting.

If the undersigned holds OSI Systems, Inc. shares in the OSI Systems, Inc. 401(k) Plan, this proxy constitutes voting instructions for any shares so held.

Continued and to be signed on reverse side